EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AMERICAN STRATEGIC INVESTMENT CO. ANNOUNCES FIRST QUARTER 2023 RESULTS
Company to Host Investor Webcast and Conference Call Today at 11:00 AM ET

New York, May 12, 2023 - American Strategic Investment Co. (NYSE: NYC) (“ASIC” or the “Company”), a company that owns a portfolio of high-quality commercial real estate located within the five boroughs of New York City, announced today its financial and operating results for the first quarter ended March 31, 2023.

First Quarter 2023 and Subsequent Event Highlights

•Revenue was $15.5 million compared to $15.6 million in the first quarter 2022
•Net loss attributable to common stockholders was $11.8 million, compared to $11.7 million in the first quarter 2022
•Cash net operating income (“NOI”) increased 23% or $1.3 million to $7.0 million from $5.7 million in the first quarter 2022
•Adjusted EBITDA was $2.0 million compared to $2.1 million in first quarter 2022
•Funds from Operations (“FFO”) was negative $4.8 million compared to negative $4.7 million in the first quarter 2022
•Core Funds from Operations (“Core FFO”) was negative $2.6 million compared to negative $2.2 million in first quarter 2022
•Collected 100% of cash rent due in first quarter 20231, up from 98% in the first quarter 2022
•79% of annualized straight-line rent from Top 10 tenants2 is derived from investment grade or implied investment grade3 rated tenants with a weighted-average remaining lease term of 9.4 years as of March 31, 2023
•Portfolio occupancy of 84% as of March 31, 2023, with weighted-average lease term4 of 7 years
•Executed occupancy of 85.3%
•Approximately 20,000 square feet of new leasing and lease renewals commenced with weighted-average lease term of 12.7 years
•Portfolio debt is 100% fixed rate with no maturities through the end of 2023, 4.4% weighted-average interest rate and 3.9 years of weighted-average debt maturity

CEO Comments

"The ongoing expansion of the scope of assets and businesses that American Strategic Investment Co. may own and operate creates an exciting opportunity to drive growth and add benefit beyond what traditional New York real estate can deliver” said Michael Weil, CEO of ASIC. “At the same time, we continued to execute on our active leasing strategy, growing occupancy quarter over quarter from 82.7% to 84%, while controlling expenses. As a result, Cash NOI increased this quarter compared to the first quarter of 2022. Our existing assets, featuring long-term leases with high-quality tenants and fixed-rate debt with minimal near-term maturities, are a solid foundation to build upon for the opportunities that we believe lie ahead.”

Financial Results

	Three Months Ended March 31,
(In thousands, except per share data)	2023	2022
Revenue from tenants	$15,534	$15,646

Net loss attributable to common stockholders	$(11,758)	$(11,712)
Net loss per common share (a)	$(5.77)	$(7.07)

FFO attributable to common stockholders	$(4,806)	$(4,731)
FFO per common share (a)	(2.36)	$(2.88)

Core FFO attributable to common stockholders	$(2,606)	$(2,218)
Core FFO per common share (a)	$(1.28)	$(1.36)
(a) All per share data based on 2,038,880 and 1,662,456 diluted weighted-average shares outstanding for the three months ended March 31, 2023 and 2022, respectively.

Real Estate Portfolio

The Company’s portfolio consisted of eight properties comprised of 1.2 million rentable square feet as of March 31, 2023. Portfolio metrics include:

•84.0% leased
•7 years remaining weighted-average lease term
•79% of annualized straight-line rent5 from top 10 tenants derived from investment grade or implied investment grade tenants with 9.4 years of weighted-average remaining lease term
•Diversified portfolio, comprised of 26% financial services tenants, 13% government and public administration tenants, 12% retail tenants, 10% non-profit and 39% all other industries, based on annualized straight-line rent

Capital Structure and Liquidity Resources

As of March 31, 2023, the Company had $8.8 million of cash and cash equivalents.6 The Company’s net debt7 to gross asset value8 was 40.7%, with net debt of $390.7 million.

All of the Company’s debt was fixed-rate as of March 31, 2023. The Company’s total combined debt had a weighted-average interest rate of 4.4%.9

Footnotes/Definitions

1 Comparing the percentage of Original Cash Rent due and collected for Q1’2023 against Q1’2022. “Original Cash Rent” refers to contractual rents on a cash basis due from tenants as stipulated in their originally executed lease agreement based on leases in place for the applicable period, prior to any rent deferral agreement. We calculate “Original Cash Rent collections” by comparing the total amount of rent collected during the period to the original cash rent due for the applicable period. Total rent collection during the period includes both original cash rent due and payments made by tenants pursuance to rent deferral agreements. This information may not be indicative of any future period.
2 Top 10 tenants based on annualized straight-line rent as of March 31, 2023.
3 As used herein, investment grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody’s analytical tool, which generates an implied rating by measuring a company’s probability of default. The term “parent" for these purposes includes any entity, including any governmental entity, owning more than 50% of the voting stock in a tenant. Ratings information is as of March 31, 2023. Based on annualized straight-line rent, top 10 tenants are 59% actual investment grade rated and 20% implied investment grade rated.
4 The weighted-average remaining lease term (years) is weighted by annualized straight-line rent as of March 31, 2023.
5 Annualized straight-line rent is calculated using the most recent available lease terms as of March 31, 2023.
6 Under one of our mortgage loans, we are required to maintain minimum liquid assets (i.e. cash and cash equivalents and restricted cash) of $10.0 million.
7 Total debt of $399.5 million less cash and cash equivalents of $8.8 million as of March 31, 2023. Excludes the effect of deferred financing costs, net, mortgage premiums, net and includes the effect of cash and cash equivalents.
8 Defined as the carrying value of total assets of $786.3 million plus accumulated depreciation and amortization of $174.8 million as of March 31, 2023.
9 Weighted based on the outstanding principal balance of the debt.

Webcast and Conference Call
ASIC will host a webcast and call on May 12, 2023 at 11:00 a.m. ET to discuss its financial and operating results. This webcast will be broadcast live over the Internet and can be accessed by all interested parties through the ASIC website, www.americanstrategicinvestment.com, in the “Investor Relations” section.
Dial-in instructions for the conference call and the replay are outlined below.
To listen to the live call, please go to ASIC’s “Investor Relations” section of the website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the ASIC website at www.americanstrategicinvestment.com.
Live Call
Dial-In (Toll Free): 1-888-330-3127
International Dial-In: 1-646-960-0855
Conference ID: 5954637
Conference Replay*
Domestic Dial-In (Toll Free): 1-800-770-2030
International Dial-In: 1-647-362-9199
Conference Number: 5954637
*Available from May 12, 2023 through August 11, 2023.
About American Strategic Investment Co.
American Strategic Investment Co. (NYSE: NYC) owns a portfolio of high-quality commercial real estate located within the five boroughs of New York City. Additional information about ASIC can be found on its website at www.americanstrategicinvestment.com.
 Supplemental Schedules
The Company will file supplemental information packages with the Securities and Exchange Commission (the “SEC”) to provide additional disclosure and financial information. Once posted, the supplemental package can be found under the “Presentations” tab in the Investor Relations section of ASIC’s website at www.americanstrategicinvestment.com and on the SEC website at www.sec.gov.
Important Notice
The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. The words “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include (a) the anticipated benefits of the Company’s election to terminate its status as a real estate investment trust, (b) whether the Company will be able to successfully acquire new assets or businesses, (c) the potential adverse effects of (i) the global COVID-19 pandemic, including actions taken to contain or treat COVID-19, (ii) the geopolitical instability due to the ongoing military conflict between Russia and Ukraine, including related sanctions and other penalties imposed by the U.S. and European Union, and the related impact on the Company, the Company’s tenants, and the global economy and financial markets, and (iii) inflationary conditions and higher interest rate environment and (d) that any potential future acquisition is subject to market conditions and capital availability and may not be completed on favorable terms, or at all, as well as those risks and uncertainties set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed on March 16, 2023 and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.
Contacts:
Investors and Media:
Email: investorrelations@americanstrategicinvestment.com
Phone: (866) 902-0063

American Strategic Investment Co.
Consolidated Balance Sheets
(In thousands. except share and per share data)

	March 31, 2023	December 31, 2022
ASSETS	(Unaudited)
Real estate investments, at cost:
Land	$192,600	$192,600
Buildings and improvements	578,127	576,686
Acquired intangible assets	71,848	71,848
Total real estate investments, at cost	842,575	841,134
Less accumulated depreciation and amortization	(174,786)	(167,978)
Total real estate investments, net	667,789	673,156
Cash and cash equivalents	8,753	9,215
Restricted cash	8,349	6,902
Operating lease right-of-use asset	54,901	54,954
Prepaid expenses and other assets	6,082	5,624
Derivative asset, at fair value	1,230	1,607
Straight-line rent receivable	29,323	29,116
Deferred leasing costs, net	9,856	9,881
Total assets	$786,283	$790,455

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage notes payable, net	$394,545	$394,159
Accounts payable, accrued expenses and other liabilities (including amounts due to related parties of $437 and $118 at March 31, 2023 and December 31, 2022, respectively)	13,113	12,787
Operating lease liability	54,702	54,716
Below-market lease liabilities, net	2,750	3,006
Deferred revenue	5,017	4,211
Total liabilities	470,127	468,879

Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued and outstanding at March 31, 2023 and December 31, 2022	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized, 2,303,895 and 1,886,298 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	23	19
Additional paid-in capital	703,385	698,761
Accumulated other comprehensive income	1,255	1,637
Distributions in excess of accumulated earnings	(411,113)	(399,355)
Total stockholders’ equity	293,550	301,062
Non-controlling interests	22,606	20,514
Total equity	316,156	321,576
Total liabilities and equity	$786,283	$790,455

American Strategic Investment Co.
Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2023	2022
Revenue from tenants	$15,534	$15,646

Operating expenses:
Asset and property management fees to related parties	1,884	1,922
Property operating	8,421	8,597
Equity-based compensation	2,200	2,120
General and administrative	3,181	2,986
Depreciation and amortization	6,952	6,981
Total operating expenses	22,638	22,606
Operating loss	(7,104)	(6,960)
Other income (expense):
Interest expense	(4,663)	(4,715)
Other income (expense)	9	(37)
Total other expense	(4,654)	(4,752)
Net loss and Net loss attributable to common stockholders	$(11,758)	$(11,712)

Net loss per share attributable to common stockholders — Basic and Diluted	$(5.77)	$(7.07)
Weighted-average shares outstanding — Basic and Diluted	2,038,880	1,662,456

American Strategic Investment Co.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(In thousands)

	Three Months Ended March 31,
	2023	2022
Adjusted EBITDA
Net loss and Net loss attributable to common stockholders	$(11,758)	$(11,712)
Depreciation and amortization	6,952	6,981
Interest expense	4,663	4,715
Equity-based compensation	2,200	2,120
Other (income) expense	(9)	37
Adjusted EBITDA	2,048	2,141
Asset and property management fees to related parties	1,884	1,922
General and administrative	3,181	2,986
NOI	7,113	7,049
Accretion of below- and amortization of above-market lease liabilities and assets, net	36	(51)
Straight-line rent (revenue as a lessor)	(204)	(1,303)
Straight-line ground rent (expense as lessee)	27	27
Cash NOI	$6,972	$5,722

Cash Paid for Interest:
Interest expense	$4,663	$4,715
Amortization of deferred financing costs	(386)	(385)
Total cash paid for interest	$4,277	$4,330

American Strategic Investment Co.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(In thousands)

	Three Months Ended March 31,
	2023	2022
Net loss and Net loss attributable to common stockholders (in accordance with GAAP)	$(11,758)	$(11,712)
Depreciation and amortization	6,952	6,981
FFO (as defined by NAREIT) attributable to common stockholders	(4,806)	(4,731)
Equity-based compensation (1)	2,200	2,120
Expenses attributable to portion of 2022 proxy contest (2)	—	393
Core FFO attributable to common stockholders	$(2,606)	$(2,218)
(1) Includes expense related to the amortization of the Company's restricted common shares and LTIP Units related to its multi-year outperformance agreement for all periods presented. Management has not added back the cost of the base management fee elected to be received by the Advisor in shares in lieu of cash or the cost of the Advisor’s base management fee used by the Advisor under the Side Letter to purchase shares or because such amounts are considered a normal operating expense. Such amount included in net loss was $0.5 million and $1.0 million for the three months ended March 31, 2023 and 2022, respectively.
(2) Amounts relate to costs incurred for the 2022 annual meeting that were specifically related to the portion of the Company’s 2022 proxy contest. The Company does not consider these expenses to be part of its normal operating performance and has, accordingly, increased its Core FFO for these amounts.

Non-GAAP Financial Measures
This release discusses the non-GAAP financial measures we use to evaluate our performance, including Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Earnings before Interest, Taxes, Depreciation and Amortization (“ EBITDA”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”) and Cash Net Operating Income (“Cash NOI”) and Cash Paid for Interest. While NOI is a property-level measure, Core FFO is based on our total performance and therefore reflects the impact of other items not specifically associated with NOI such as, interest expense, general and administrative expenses and operating fees to related parties. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, is provided above.
In December 2022 we announced that that we changed our business strategy and terminated our election to be taxed as a REIT effective January 1, 2023, however, our business and operations have not materially changed in the first quarter of 2023. Therefore, we did not change any of the non-GAAP metrics that we have historically used to evaluate performance.
Caution on Use of Non-GAAP Measures
FFO, Core FFO, EBITDA, Adjusted EBITDA, NOI, Cash NOI and Cash Paid for Interest should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.
Other companies may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”), an industry trade group, definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate Core FFO differently than we do. Consequently, our presentation of FFO and Core FFO may not be comparable to other similarly titled measures presented by other REITs.
We consider FFO and Core FFO useful indicators of our performance. Because FFO and Core FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO and Core FFO presentations facilitate comparisons of operating performance between periods and between other companies that use these measures.
As a result, we believe that the use of FFO and Core FFO, together with the required GAAP presentations, provide a more complete understanding of our performance, including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO and Core FFO are not indicative of cash available to fund ongoing cash needs, including the ability to pay cash dividends. Investors are cautioned that FFO and Core FFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
Funds from Operations and Core Funds from Operations
Funds from Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, the NAREIT, an industry trade group, has promulgated a performance measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a company with a business similar to our current business. FFO is not equivalent to net income or loss as determined under GAAP.
We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper and approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from sales of certain real estate assets, gain and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for consolidated partially-owned entities (including our New York City Operating Partnership L.P.) and equity in earnings of unconsolidated affiliates are made to arrive at our proportionate share of FFO attributable to our stockholders. Our FFO calculation complies with NAREIT’s definition.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a company with a business similar to our current business using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.

Core Funds from Operations
Beginning in the third quarter 2020, following the listing of our Class A common stock on the NYSE, we began presenting Core FFO, also a non-GAAP metric. We believe that Core FFO is utilized by other publicly-traded companies with a business similar to our current business, although Core FFO presented by us may not be comparable to Core FFO reported by other companies that define Core FFO differently. In calculating Core FFO, we start with FFO, then we exclude the impact of discrete non-operating transactions and other events which we do not consider representative of the comparable operating results of our real estate operating portfolio, which is our core business platform. Specific examples of discrete non-operating items include acquisition and transaction related costs for dead deals, debt extinguishment costs, non-cash equity-based compensation and costs incurred for the 2022 proxy contest. We add back non-cash write-offs of deferred financing costs and prepayment penalties incurred with the early extinguishment of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows. We consider these write-offs and prepayment penalties to be capital transactions and not indicative of operations normal operating performance. Further, we do not consider the costs associated with the 2022 contested proxy, while paid in cash, to be indicative of normal operating performance. By excluding expensed acquisition and transaction dead deal costs as well as non-operating costs described above, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, Cash Net Operating Income and Cash Paid for Interest.
We believe that EBITDA and Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition and transaction-related expenses, fees related to the listing related costs and expenses, other non-cash items such as the vesting and conversion of the Class B Units, equity-based compensation expense and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other companies may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other companies.
NOI is a non-GAAP financial measure used by us to evaluate the operating performance of our real estate. NOI is equal to total revenues, excluding contingent purchase price consideration, less property operating and maintenance expense. NOI excludes all other items of expense and income included in the financial statements in calculating net income (loss). We believe NOI provides useful and relevant information because it reflects only those income and expense items that are incurred at the property level and presents such items on an unleveraged basis. We use NOI to assess and compare property level performance and to make decisions concerning the operations of the properties. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating expenses and acquisition activity on an unleveraged basis, providing perspective not immediately apparent from net income (loss). NOI excludes certain items included in calculating net income (loss) in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other companies that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or our ability to pay dividends.
Cash NOI, is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as NOI excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other companies. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other companies present Cash NOI.
Cash Paid for Interest is calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net. Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash Paid for Interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP.